UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 26, 2012

PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

239 Washington Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

                   Registrant's telephone number, including area code:  732-590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 2.02        Results of Operation and Financial Condition.

On April 27, 2012, Provident Financial Services, Inc. (the “Company”) issued a press release reporting its financial results for the three months ended March 31, 2012.  A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 5.07        Submission of Matters to a Vote of Security Holders

             The 2012 Annual Meeting of Stockholders was held on April 26, 2012 (the “Annual Meeting”).  A total of 54,968,816 shares were present or represented by proxy at the Annual Meeting.  The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders were as follows:

Matter 1. The election of four directors, each for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Geoffrey M. Connor	47,079,345	996,491	6,892,980
Christopher Martin	46,545,070	1,530,766	6,892,980
Edward O’Donnell	47,124,885	950,951	6,892,980
Jeffries Shein	47,211,075	864,761	6,892,980

Matter 2. An advisory (non-binding) vote to approve the compensation paid to the named executive officers.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
45,990,195	1,751,717	333,921	6,892,983

Matter 3. The ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2012.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
53,951,527	755,375	261,914	---

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.                                           Description

99.1	Press release issued by the Company on April 27, 2012 announcing its financial results for the three months ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE: April 27, 2012	By:	/s/ Christopher Martin
Christopher Martin
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit                               Description

99.1	Press release issued by the Company on April 27, 2012 announcing its financial results for the three months ended March 31, 2012.